Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS THIRD QUARTER 2024 EARNINGS

Highlights include:
•Net income of $13.3 million, or $0.49 per diluted share. Excluding $3.1 million in pre-tax expenses related to a strategic opportunity, adjusted net income (non-GAAP) was $15.7 million, or $0.58 per diluted share.
•Net interest margin of 3.07% increased by 10 bps from 2.97% in the previous quarter
•Total loans of $5.34 billion decreased by $41.0 million from the previous quarter
•Core deposits of $5.97 billion increased by $53.9 million from the previous quarter. Total deposits of $6.58 billion increased by $0.6 million from the previous quarter, which included a decrease in government time deposits of $69.1 million.
•Total risk-based capital and common equity tier 1 ratios of 15.3% and 12.1%, respectively
•The CPF Board of Directors approved a quarterly cash dividend of $0.26 per share

HONOLULU, HI, October 30, 2024 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $13.3 million, or fully diluted earnings per share ("EPS") of $0.49 for the third quarter of 2024, compared to net income of $15.8 million, or EPS of $0.58 in the previous quarter and net income of $13.1 million, or EPS of $0.49 in the year-ago quarter. Results for the third quarter of 2024 were impacted by $3.1 million in pre-tax expenses related to our evaluation and assessment of a strategic opportunity. While the parties are no longer currently engaged in discussions, we remain interested in the opportunity under the right terms and conditions. Excluding these expenses, adjusted net income and EPS (non-GAAP) for the quarter was approximately $15.7 million and $0.58, respectively.

"Our third quarter core results were strong and we continue to pursue our strategies for future growth and additional internal operating efficiencies," said Arnold Martines, Chairman, President and Chief Executive Officer. "Our net interest income and net interest margin expanded as we successfully managed the balance sheet and repricing in this evolving interest rate environment."

"Central Pacific remains committed to supporting our customers and communities. We were pleased to open a new state-of-the-art branch in Kahului to support the business and personal financial needs of the Maui community as we move to expand our presence on the neighbor islands," Martines said.

Earnings Highlights
Net interest income was $53.9 million for the third quarter of 2024, which increased by $1.9 million, or 3.7% from the previous quarter, and increased by $1.9 million, or 3.7% from the year-ago quarter. Net interest margin ("NIM") was 3.07% for the third quarter of 2024, an increase of 10 basis points ("bp" or "bps") from the previous quarter and an increase of 19 bp from the year-ago

Central Pacific Financial Reports Third Quarter 2024 Earnings

quarter. The sequential quarter increase in net interest income and NIM was primarily due to higher average yields earned on investment securities and loans of 11 and 9 bps, respectively, combined with a 1 bp decline in average rates paid on interest-bearing deposits. The higher average yield earned on investment securities in the third quarter of 2024 includes $1.1 million in income from an interest rate swap that became effective on March 31, 2024, compared to $0.9 million in the second quarter of 2024.

The Company recorded a provision for credit losses of $2.8 million in the third quarter of 2024, compared to a provision of $2.2 million in the previous quarter and a provision of $4.9 million in the year-ago quarter. The provision in the current quarter consisted of a provision for credit losses on loans of $3.0 million, offset by a credit to the provision for off-balance sheet exposures of $0.2 million.

Other operating income totaled $12.7 million for the third quarter of 2024, compared to $12.1 million in the previous quarter and $10.0 million in the year-ago quarter. The higher other operating income was primarily due to higher income from bank-owned life insurance of $0.7 million, partially offset by lower mortgage banking income of $0.2 million.

Other operating expense totaled $46.7 million for the third quarter of 2024, compared to $41.2 million in the previous quarter and $39.6 million in the year-ago quarter. The higher other operating expense was primarily due to the aforementioned $3.1 million in expenses related to a strategic opportunity (included in other), higher salaries and employee benefits of $1.1 million, and higher directors' deferred compensation plan expenses of $1.0 million (included in other).

The efficiency ratio was 70.12% for the third quarter of 2024, compared to 64.26% in the previous quarter and 63.91% in the year-ago quarter. Excluding the aforementioned expenses related to a strategic opportunity, the adjusted efficiency ratio (non-GAAP) for the third quarter of 2024 was 65.51%.

The effective tax rate was 22.0% for the third quarter of 2024, compared to 23.4% in the previous quarter and 24.9% in the year-ago quarter. The decrease in the effective tax rate was primarily due to higher tax-exempt income from bank-owned life insurance and additional tax credits recognized.

Balance Sheet Highlights
Total assets of $7.42 billion at September 30, 2024 increased by $28.5 million, or 0.4% from $7.39 billion at June 30, 2024, and decreased by $222.5 million, or 2.9% from $7.64 billion at September 30, 2023. The Company had $326.6 million in cash on its balance sheet and $2.55 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities at September 30, 2024. Total available sources of liquidity as a percentage of uninsured and uncollateralized deposits was 118% at September 30, 2024, compared to 121% at June 30, 2024 and 122% at September 30, 2023. During the third quarter of 2024, excess balance sheet liquidity was used to pay off $69.1 million in higher cost government time deposits.

Total loans, net of deferred fees and costs, of $5.34 billion at September 30, 2024 decreased by $41.0 million, or 0.8% from $5.38 billion at June 30, 2024, and decreased by $166.1 million, or 3.0% from $5.51 billion at September 30, 2023. Average yields earned on loans during the third quarter of 2024 was 4.89%, compared to 4.80% in the previous quarter and 4.49% in the year-ago quarter.

Total deposits of $6.58 billion at September 30, 2024 increased by $0.6 million or 0.01% from $6.58 billion at June 30, 2024, and decreased by $291.7 million, or 4.2% from $6.87 billion at September 30, 2023. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.97 billion at September 30, 2024, and increased by $53.9 million, or 0.9% from $5.91 billion at June 30, 2024. Average rates paid on total deposits during the third quarter of 2024 was 1.32%, compared to 1.33% in the previous quarter and 1.07% in the year-ago quarter. FDIC-insured or fully collateralized deposits represented approximately 63% of total deposits at September 30, 2024, compared to 64% at June 30, 2024 and 65% at September 30, 2023.

Asset Quality
Nonperforming assets totaled $11.6 million, or 0.16% of total assets at September 30, 2024, compared to $10.3 million, or 0.14% of total assets at June 30, 2024 and $6.7 million, or 0.09% of total assets at September 30, 2023. The increase in nonperforming assets was primarily due to the addition of residential mortgage loans totaling $2.2 million which were well-collateralized with strong loan-to-value ratios.

Net charge-offs totaled $3.6 million in the third quarter of 2024, compared to net charge-offs of $3.8 million in the previous quarter, and net charge-offs of $3.9 million in the year-ago quarter. Annualized net charge-offs as a percentage of average loans was 0.27%, 0.28% and 0.28% during the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

Central Pacific Financial Reports Third Quarter 2024 Earnings

The allowance for credit losses, as a percentage of total loans was 1.15% at September 30, 2024, compared to 1.16% at June 30, 2024, and 1.17% at September 30, 2023.

Capital
Total shareholders' equity was $543.7 million at September 30, 2024, compared to $518.6 million and $468.6 million at June 30, 2024 and September 30, 2023, respectively.

During the third quarter of 2024, the Company did not repurchase any shares of common stock. As of September 30, 2024, $19.1 million in share repurchase authorization remained available under the Company's share repurchase program.

The Company's leverage, common equity tier 1, tier 1 risk-based capital, and total risk-based capital ratios were 9.5%, 12.1%, 13.1%, and 15.3%, respectively, at September 30, 2024, compared to 9.3%, 11.9%, 12.8%, and 15.1%, respectively, at June 30, 2024.

On October 29, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on December 16, 2024 to shareholders of record at the close of business on November 29, 2024.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-800-715-9871 (conference ID: 6299769). A playback of the call will be available through November 29, 2024 by dialing 1-800-770-2030 (playback ID: 6299769) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.42 billion in assets as of September 30, 2024. Central Pacific Bank, its primary subsidiary, operates 27 branches and 56 ATMs in the State of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Reports Third Quarter 2024 Earnings

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and its variants) and other pandemic viruses on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; labor contract disputes and potential strikes; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the LIBOR Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any potential or actual acquisitions or dispositions we may make or evaluate, and the related costs, including re-engagement in any potential acquisition process; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our BaaS initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available SEC filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2024	2024	2024	2023	2023	2024	2023
CONDENSED INCOME STATEMENT
Net interest income	$53,851	$51,921	$50,187	$51,142	$51,928	$155,959	$158,858
Provision for credit losses	2,833	2,239	3,936	4,653	4,874	9,008	11,045
Total other operating income	12,734	12,121	11,244	15,172	10,047	36,099	31,491
Total other operating expense	46,687	41,151	40,576	42,522	39,611	128,414	121,621
Income tax expense	3,760	4,835	3,974	4,273	4,349	12,569	13,880
Net income	13,305	15,817	12,945	14,866	13,141	42,067	43,803
Basic earnings per share	$0.49	$0.58	$0.48	$0.55	$0.49	$1.55	$1.62
Diluted earnings per share	0.49	0.58	0.48	0.55	0.49	1.55	1.62
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.78	0.78

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.72%	0.86%	0.70%	0.79%	0.70%	0.76%	0.78%
Return on average shareholders’ equity (ROE) [1]	10.02	12.42	10.33	12.55	10.95	10.91	12.33
Average shareholders’ equity to average assets	7.23	6.94	6.73	6.32	6.39	6.97	6.34
Efficiency ratio [2]	70.12	64.26	66.05	64.12	63.91	66.86	63.89
Net interest margin (NIM) [1]	3.07	2.97	2.83	2.84	2.88	2.95	2.98
Dividend payout ratio [3]	53.06	44.83	54.17	47.27	53.06	50.32	48.15

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,330,810	$5,385,829	$5,400,558	$5,458,245	$5,507,248	$5,372,247	$5,525,476
Average interest-earning assets	7,022,910	7,032,515	7,140,264	7,208,613	7,199,866	7,065,075	7,156,270
Average assets	7,347,403	7,338,714	7,449,661	7,498,097	7,510,537	7,378,479	7,472,890
Average deposits	6,535,422	6,542,767	6,659,812	6,730,883	6,738,071	6,579,174	6,689,762
Average interest-bearing liabilities	4,904,460	4,910,998	5,009,542	5,023,321	4,999,820	4,941,530	4,910,190
Average shareholders’ equity	530,928	509,507	501,120	473,708	480,118	513,914	473,856

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2024	2024	2024	2023	2023
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.5%	9.3%	9.0%	8.8%	8.7%
Common equity tier 1 capital ratio	12.1	11.9	11.6	11.4	11.0
Tier 1 risk-based capital ratio	13.1	12.8	12.6	12.4	11.9
Total risk-based capital ratio	15.3	15.1	14.8	14.6	14.1

Central Pacific Bank
Leverage ratio	9.8	9.6	9.4	9.2	9.1
Common equity tier 1 capital ratio	13.6	13.3	13.1	12.9	12.4
Tier 1 risk-based capital ratio	13.6	13.3	13.1	12.9	12.4
Total risk-based capital ratio	14.8	14.5	14.3	14.1	13.7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2024	2024	2024	2023	2023
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,342,609	$5,383,644	$5,401,417	$5,438,982	$5,508,710
Total assets	7,415,430	7,386,952	7,409,999	7,642,796	7,637,924
Total deposits	6,583,013	6,582,455	6,618,854	6,847,592	6,874,745
Long-term debt	156,284	156,223	156,163	156,102	156,041
Total shareholders’ equity	543,725	518,647	507,203	503,815	468,598
Total shareholders’ equity to total assets	7.33%	7.02%	6.84%	6.59%	6.14%

ASSET QUALITY
Allowance for credit losses (ACL)	$61,647	$62,225	$63,532	$63,934	$64,517
Nonaccrual loans	11,597	10,257	10,132	7,008	6,652
Non-performing assets (NPA)	11,597	10,257	10,132	7,008	6,652
Ratio of ACL to total loans	1.15%	1.16%	1.18%	1.18%	1.17%
Ratio of NPA to total assets	0.16%	0.14%	0.14%	0.09%	0.09%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$20.09	$19.16	$18.76	$18.63	$17.33
Closing market price per common share	29.51	21.20	19.75	19.68	16.68

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2024	2024	2024	2023	2023
ASSETS
Cash and due from financial institutions	$100,064	$103,829	$98,410	$116,181	$108,818
Interest-bearing deposits in other financial institutions	226,505	195,062	214,472	406,256	329,913
Investment securities:
Available-for-sale debt securities, at fair value	723,453	676,719	660,833	647,210	625,253
Held-to-maturity debt securities, at amortized cost; fair value of: $546,990 at September 30, 2024, $528,088 at June 30, 2024, $541,685 at March 31, 2024, $565,178 at December 31, 2023, and $531,887 at September 30, 2023	606,117	615,867	624,948	632,338	640,053
Total investment securities	1,329,570	1,292,586	1,285,781	1,279,548	1,265,306
Loans held for sale	1,609	3,950	755	1,778	—
Loans, net of deferred fees and costs	5,342,609	5,383,644	5,401,417	5,438,982	5,508,710
Less: allowance for credit losses	(61,647)	(62,225)	(63,532)	(63,934)	(64,517)
Loans, net of allowance for credit losses	5,280,962	5,321,419	5,337,885	5,375,048	5,444,193
Premises and equipment, net	104,575	100,646	97,688	96,184	97,378
Accrued interest receivable	23,942	23,184	21,957	21,511	21,529
Investment in unconsolidated entities	54,836	40,155	40,780	41,546	42,523
Mortgage servicing rights	8,513	8,636	8,599	8,696	8,797
Bank-owned life insurance	175,914	173,716	172,228	170,706	168,543
Federal Home Loan Bank of Des Moines ("FHLB") stock	6,929	6,925	6,921	6,793	10,995
Right-of-use lease assets	32,192	32,081	32,079	29,720	32,294
Other assets	69,819	84,763	92,444	88,829	107,635
Total assets	$7,415,430	$7,386,952	$7,409,999	$7,642,796	$7,637,924
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,838,009	$1,847,173	$1,848,554	$1,913,379	$1,969,523
Interest-bearing demand	1,255,382	1,283,669	1,290,321	1,329,189	1,345,843
Savings and money market	2,336,323	2,234,111	2,211,966	2,209,733	2,209,550
Time	1,153,299	1,217,502	1,268,013	1,395,291	1,349,829
Total deposits	6,583,013	6,582,455	6,618,854	6,847,592	6,874,745
Long-term debt, net of unamortized debt issuance costs of: $263 at September 30, 2024, $324 at June 30, 2024, $384 at March 31, 2024, $445 at December 31, 2023, and $506 at September 30, 2023	156,284	156,223	156,163	156,102	156,041
Lease liabilities	33,807	33,422	33,169	30,634	33,186
Accrued interest payable	12,980	14,998	16,654	18,948	16,752
Other liabilities	85,621	81,207	77,956	85,705	88,602
Total liabilities	6,871,705	6,868,305	6,902,796	7,138,981	7,169,326
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,064,501 at September 30, 2024, 27,063,644 at June 30, 2024, 27,042,326 at March 31, 2024, 27,045,033 at December 31, 2023, and 27,043,169 at September 30, 2023	404,494	404,494	404,494	405,439	405,439
Additional paid-in capital	104,794	104,161	103,130	102,982	102,550
Retained earnings	138,951	132,683	123,902	117,990	110,156
Accumulated other comprehensive loss	(104,514)	(122,691)	(124,323)	(122,596)	(149,547)
Total shareholders' equity	543,725	518,647	507,203	503,815	468,598
Total liabilities and equity	$7,415,430	$7,386,952	$7,409,999	$7,642,796	$7,637,924

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2024	2024	2024	2023	2023	2024	2023
Interest income:
Interest and fees on loans	$65,469	$64,422	$62,819	$62,429	$62,162	$192,710	$180,886
Interest and dividends on investment securities:
Taxable investment securities	8,975	8,466	7,211	7,292	7,016	24,652	21,497
Tax-exempt investment securities	551	598	655	686	709	1,804	2,226
Interest on deposits in other financial institutions	2,775	2,203	3,611	3,597	2,412	8,589	3,566
Dividend income on FHLB stock	127	151	106	109	113	384	369
Total interest income	77,897	75,840	74,402	74,113	72,412	228,139	208,544
Interest expense:
Interest on deposits:
Interest-bearing demand	484	490	499	467	460	1,473	1,234
Savings and money market	10,235	8,977	8,443	7,459	6,464	27,655	14,520
Time	11,040	12,173	12,990	12,741	11,268	36,203	26,464
Interest on short-term borrowings	—	1	—	—	—	1	1,139
Interest on long-term debt	2,287	2,278	2,283	2,304	2,292	6,848	6,329
Total interest expense	24,046	23,919	24,215	22,971	20,484	72,180	49,686
Net interest income	53,851	51,921	50,187	51,142	51,928	155,959	158,858
Provision for credit losses	2,833	2,239	3,936	4,653	4,874	9,008	11,045
Net interest income after provision for credit losses	51,018	49,682	46,251	46,489	47,054	146,951	147,813
Other operating income:
Mortgage banking income	822	1,040	613	611	765	2,475	1,981
Service charges on deposit accounts	2,167	2,135	2,103	2,312	2,193	6,405	6,441
Other service charges and fees	5,947	5,869	5,261	5,349	5,203	17,077	15,182
Income from fiduciary activities	1,447	1,449	1,435	1,272	1,234	4,331	3,623
Income from bank-owned life insurance	1,897	1,234	1,522	2,015	379	4,653	2,855
Net loss on sales of investment securities	—	—	—	(1,939)	(135)	—	(135)
Other	454	394	310	5,552	408	1,158	1,544
Total other operating income	12,734	12,121	11,244	15,172	10,047	36,099	31,491
Other operating expense:
Salaries and employee benefits	22,299	21,246	20,735	20,164	19,015	64,280	61,886
Net occupancy	4,612	4,597	4,600	4,676	4,725	13,809	13,509
Computer software	4,590	4,381	4,287	4,026	4,473	13,258	13,700
Legal and professional services	2,460	2,506	2,320	2,245	2,359	7,286	7,714
Equipment	972	995	1,010	968	1,112	2,977	2,990
Advertising	889	901	914	1,045	968	2,704	2,843
Communication	740	657	837	632	809	2,234	2,378
Other	10,125	5,868	5,873	8,766	6,150	21,866	16,601
Total other operating expense	46,687	41,151	40,576	42,522	39,611	128,414	121,621
Income before income taxes	17,065	20,652	16,919	19,139	17,490	54,636	57,683
Income tax expense	3,760	4,835	3,974	4,273	4,349	12,569	13,880
Net income	$13,305	$15,817	$12,945	$14,866	$13,141	$42,067	$43,803
Per common share data:
Basic earnings per share	$0.49	$0.58	$0.48	$0.55	$0.49	$1.55	$1.62
Diluted earnings per share	0.49	0.58	0.48	0.55	0.49	1.55	1.62
Cash dividends declared	0.26	0.26	0.26	0.26	0.26	0.78	0.78
Basic weighted average shares outstanding	27,064,035	27,053,549	27,046,525	27,044,121	27,042,762	27,054,737	27,022,141
Diluted weighted average shares outstanding	27,194,625	27,116,349	27,099,101	27,097,285	27,079,484	27,137,985	27,081,541

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$203,657	5.42%	$2,775	$162,393	5.46%	$2,203	$177,780	5.38%	$2,412
Investment securities:
Taxable	1,340,347	2.68	8,975	1,335,100	2.54	8,466	1,354,039	2.07	7,016
Tax-exempt [1]	141,168	1.98	697	142,268	2.13	757	149,824	2.40	897
Total investment securities	1,481,515	2.61	9,672	1,477,368	2.50	9,223	1,503,863	2.10	7,913
Loans, including loans held for sale	5,330,810	4.89	65,469	5,385,829	4.80	64,422	5,507,248	4.49	62,162
FHLB stock	6,928	7.31	127	6,925	8.71	151	10,975	4.09	113
Total interest-earning assets	7,022,910	4.43	78,043	7,032,515	4.34	75,999	7,199,866	4.01	72,600
Noninterest-earning assets	324,493			306,199			310,671
Total assets	$7,347,403			$7,338,714			$7,510,537

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,267,135	0.15%	$484	$1,273,901	0.15%	$490	$1,339,294	0.14%	$460
Savings and money market deposits	2,298,853	1.77	10,235	2,221,754	1.63	8,977	2,209,835	1.16	6,464
Time deposits up to $250,000	534,497	3.15	4,238	555,809	3.29	4,548	449,844	2.33	2,637
Time deposits over $250,000	647,728	4.18	6,802	703,280	4.36	7,625	844,842	4.05	8,631
Total interest-bearing deposits	4,748,213	1.82	21,759	4,754,744	1.83	21,640	4,843,815	1.49	18,192
FHLB advances and other short-term borrowings	—	—	—	66	5.60	1	—	—	—
Long-term debt	156,247	5.82	2,287	156,188	5.86	2,278	156,005	5.83	2,292
Total interest-bearing liabilities	4,904,460	1.95	24,046	4,910,998	1.96	23,919	4,999,820	1.63	20,484
Noninterest-bearing deposits	1,787,209			1,788,023			1,894,256
Other liabilities	124,806			130,186			136,343
Total liabilities	6,816,475			6,829,207			7,030,419
Total equity	530,928			509,507			480,118
Total liabilities and equity	$7,347,403			$7,338,714			$7,510,537

Net interest income			$53,997			$52,080			$52,116

Interest rate spread		2.48%			2.38%			2.38%

Net interest margin		3.07%			2.97%			2.88%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$210,464	5.45%	$8,589	$91,202	5.23%	$3,566
Investment securities:
Taxable	1,333,394	2.47	24,652	1,376,294	2.08	21,497
Tax-exempt [1]	142,085	2.14	2,284	151,611	2.48	2,818
Total investment securities	1,475,479	2.43	26,936	1,527,905	2.12	24,315
Loans, including loans held for sale	5,372,247	4.79	192,710	5,525,476	4.37	180,886
FHLB stock	6,885	7.43	384	11,687	4.21	369
Total interest-earning assets	7,065,075	4.32	228,619	7,156,270	3.90	209,136
Noninterest-earning assets	313,404			316,620
Total assets	$7,378,479			$7,472,890

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,279,256	0.15%	$1,473	$1,373,831	0.12%	$1,234
Savings and money market deposits	2,246,478	1.64	27,655	2,188,585	0.89	14,520
Time deposits up to $250,000	544,823	3.22	13,125	394,464	1.88	5,544
Time deposits over $250,000	714,763	4.31	23,078	775,615	3.61	20,920
Total interest-bearing deposits	4,785,320	1.82	65,331	4,732,495	1.19	42,218
FHLB advances and other short-term borrowings	22	5.60	1	31,182	4.88	1,139
Long-term debt	156,188	5.86	6,848	146,513	5.78	6,329
Total interest-bearing liabilities	4,941,530	1.95	72,180	4,910,190	1.35	49,686
Noninterest-bearing deposits	1,793,854			1,957,267
Other liabilities	129,181			131,577
Total liabilities	6,864,565			6,999,034
Total equity	513,914			473,856
Total liabilities and equity	$7,378,479			$7,472,890

Net interest income			$156,439			$159,450

Interest rate spread		2.37%			2.55%

Net interest margin		2.95%			2.98%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2024	2024	2024	2023	2023
HAWAII:
Commercial and industrial	$411,209	$415,538	$420,009	$421,736	$406,433
Real estate:
Construction	134,043	147,657	145,213	163,337	174,057
Residential mortgage	1,897,919	1,913,177	1,924,889	1,927,789	1,930,740
Home equity	697,123	706,811	729,210	736,524	753,980
Commercial mortgage	1,157,625	1,150,703	1,103,174	1,063,969	1,045,625
Consumer	277,849	287,295	306,563	322,346	338,248
Total loans, net of deferred fees and costs	4,575,768	4,621,181	4,629,058	4,635,701	4,649,083
Less: Allowance for credit losses	(47,789)	(47,902)	(48,739)	(48,189)	(48,105)
Loans, net of allowance for credit losses	$4,527,979	$4,573,279	$4,580,319	$4,587,512	$4,600,978

U.S. MAINLAND: [1]
Commercial and industrial	$188,238	$169,318	$156,087	$153,971	$157,373
Real estate:
Construction	24,083	23,865	23,356	22,182	37,455
Commercial mortgage	312,685	314,667	319,088	318,933	319,802
Consumer	241,835	254,613	273,828	308,195	344,997
Total loans, net of deferred fees and costs	766,841	762,463	772,359	803,281	859,627
Less: Allowance for credit losses	(13,858)	(14,323)	(14,793)	(15,745)	(16,412)
Loans, net of allowance for credit losses	$752,983	$748,140	$757,566	$787,536	$843,215

TOTAL:
Commercial and industrial	$599,447	$584,856	$576,096	$575,707	$563,806
Real estate:
Construction	158,126	171,522	168,569	185,519	211,512
Residential mortgage	1,897,919	1,913,177	1,924,889	1,927,789	1,930,740
Home equity	697,123	706,811	729,210	736,524	753,980
Commercial mortgage	1,470,310	1,465,370	1,422,262	1,382,902	1,365,427
Consumer	519,684	541,908	580,391	630,541	683,245
Total loans, net of deferred fees and costs	5,342,609	5,383,644	5,401,417	5,438,982	5,508,710
Less: Allowance for credit losses	(61,647)	(62,225)	(63,532)	(63,934)	(64,517)
Loans, net of allowance for credit losses	$5,280,962	$5,321,419	$5,337,885	$5,375,048	$5,444,193

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2024	2024	2024	2023	2023
Noninterest-bearing demand	$1,838,009	$1,847,173	$1,848,554	$1,913,379	$1,969,523
Interest-bearing demand	1,255,382	1,283,669	1,290,321	1,329,189	1,345,843
Savings and money market	2,336,323	2,234,111	2,211,966	2,209,733	2,209,550
Time deposits up to $250,000	536,316	547,212	544,600	533,898	465,543
Core deposits	5,966,030	5,912,165	5,895,441	5,986,199	5,990,459
Other time deposits greater than $250,000	492,221	476,457	487,950	486,812	484,156
Government time deposits	124,762	193,833	235,463	374,581	400,130
Total time deposits greater than $250,000	616,983	670,290	723,413	861,393	884,286
Total deposits	$6,583,013	$6,582,455	$6,618,854	$6,847,592	$6,874,745

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2024	2024	2024	2023	2023
Nonaccrual loans:
Commercial and industrial	$376	$355	$357	$432	$352
Real estate:
Residential mortgage	9,680	7,991	7,979	4,962	4,949
Home equity	915	1,247	929	834	677
Commercial mortgage	—	77	77	77	77
Consumer	626	587	790	703	597
Total nonaccrual loans	11,597	10,257	10,132	7,008	6,652
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	11,597	10,257	10,132	7,008	6,652
Accruing loans 90+ days past due:
Real estate:
Construction	—	—	588	—	—
Residential mortgage	13	1,273	386	—	794
Home equity	135	135	560	229	—
Consumer	481	896	924	1,083	2,120
Total accruing loans 90+ days past due	629	2,304	2,458	1,312	2,914
Total NPAs and accruing loans 90+ days past due	$12,226	$12,561	$12,590	$8,320	$9,566

Ratio of total nonaccrual loans to total loans	0.22%	0.19%	0.19%	0.13%	0.12%
Ratio of total NPAs to total assets	0.16	0.14	0.14	0.09	0.09
Ratio of total NPAs to total loans and OREO	0.22	0.19	0.19	0.13	0.12
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.23	0.23	0.23	0.15	0.17

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$10,257	$10,132	$7,008	$6,652	$11,061
Additions	3,484	1,920	4,792	1,836	2,311
Reductions:
Payments	(602)	(363)	(263)	(268)	(5,718)
Return to accrual status	(354)	(27)	(198)	(137)	(207)
Charge-offs, valuation and other adjustments	(1,188)	(1,405)	(1,207)	(1,075)	(795)
Total reductions	(2,144)	(1,795)	(1,668)	(1,480)	(6,720)
Balance at end of quarter	$11,597	$10,257	$10,132	$7,008	$6,652

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Allowance for credit losses:
Balance at beginning of period	$62,225	$63,532	$63,934	$64,517	$63,849	$63,934	$63,738
Provision for credit losses on loans	3,040	2,448	4,121	4,959	4,526	9,609	10,276
Charge-offs:
Commercial and industrial	(663)	(519)	(682)	(419)	(402)	(1,864)	(1,543)
Real estate:
Residential mortgage	(99)	(284)	—	—	—	(383)	—
Consumer	(3,956)	(4,345)	(4,838)	(5,976)	(4,710)	(13,139)	(11,269)
Total charge-offs	(4,718)	(5,148)	(5,520)	(6,395)	(5,112)	(15,386)	(12,812)
Recoveries:
Commercial and industrial	158	130	90	84	261	378	636
Real estate:
Construction	—	—	—	—	1	—	1
Residential mortgage	8	9	8	7	10	25	70
Home equity	—	—	6	42	—	6	15
Consumer	934	1,254	893	720	982	3,081	2,593
Total recoveries	1,100	1,393	997	853	1,254	3,490	3,315
Net charge-offs	(3,618)	(3,755)	(4,523)	(5,542)	(3,858)	(11,896)	(9,497)
Balance at end of period	$61,647	$62,225	$63,532	$63,934	$64,517	$61,647	$64,517

Average loans, net of deferred fees and costs	$5,330,810	$5,385,829	$5,400,558	$5,458,245	$5,507,248	$5,372,247	$5,525,476
Ratio of annualized net charge-offs to average loans	0.27%	0.28%	0.34%	0.41%	0.28%	0.30%	0.23%
Ratio of ACL to total loans	1.15	1.16	1.18	1.18	1.17	1.15%	1.17%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The Company uses certain non-GAAP financial measures in addition to our GAAP results to provide useful information which we believe are better indicators of the Company's core activities. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

The following reconciling adjustments from GAAP or reported financial measures to non-GAAP adjusted financial measures are limited to the $3.1 million in pre-tax expenses related to our evaluation and assessment of a strategic opportunity. Management does not consider these expenses to be representative of the Company's core earnings.

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
(dollars in thousands,			Non-GAAP			Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$13,305	$2,362	$15,667	$42,067	$2,362	$44,429
Diluted earnings per share ("EPS")	$0.49	$0.09	$0.58	$1.55	$0.09	$1.64
Pre-provision net revenue (non-GAAP)	$19,898	$3,068	$22,966	$63,644	$3,068	$66,712
Efficiency ratio (non-GAAP)	70.12%	(4.61)%	65.51%	66.86%	(1.60)%	65.26%
Return on average assets ("ROA")	0.72%	0.13%	0.85%	0.76%	0.04%	0.80%
Return on average shareholders' equity ("ROE")	10.02%	1.73%	11.75%	10.91%	0.60%	11.51%
As of September 30, 2024:
Tangible common equity ratio (non-GAAP)	7.31%	0.03%	7.34%

The following tables present a recalculation of the non-GAAP financial measures presented above.

	Three Months Ended	Nine Months Ended
(dollars in thousands, except per share data)	September 30, 2024	September 30, 2024
GAAP net income	$13,305	$42,067
Add: Pre-tax expenses related to a strategic opportunity	3,068	3,068
Less: Income tax effect (assumes 23% ETR)	(706)	(706)
Expenses related to a strategic opportunity, net of tax	2,362	2,362
Adjusted net income (non-GAAP)	$15,667	$44,429

Diluted weighted average shares outstanding	27,194,625	27,137,985

GAAP EPS	$0.49	$1.55
Add: Expenses related to a strategic opportunity, net of tax	0.09	0.09
Adjusted EPS (non-GAAP)	$0.58	$1.64

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

	Three Months Ended	Nine Months Ended
(dollars in thousands)	September 30, 2024	September 30, 2024
GAAP net income	$13,305	$42,067
Add: Income tax expense	3,760	12,569
GAAP pre-tax income	17,065	54,636
Add: Provision for credit losses	2,833	9,008
Pre-provision net revenue ("PPNR") (non-GAAP)	19,898	63,644
Add: Pre-tax expenses related to a strategic opportunity	3,068	3,068
Adjusted PPNR (non-GAAP)	$22,966	$66,712

	Three Months Ended	Nine Months Ended
(dollars in thousands)	September 30, 2024	September 30, 2024
Total other operating expense	$46,687	$128,414
Less: Expenses related to a strategic opportunity	(3,068)	(3,068)
Adjusted total other operating expense (non-GAAP)	$43,619	$125,346

Net interest income	$53,851	$155,959
Total other operating income	12,734	36,099
Total revenue	$66,585	$192,058

Efficiency ratio (non-GAAP)	70.12%	66.86%
Less: Expenses related to a strategic opportunity	(4.61)%	(1.60)%
Adjusted efficiency ratio (non-GAAP)	65.51%	65.26%

	Three Months Ended	Nine Months Ended
(dollars in thousands)	September 30, 2024	September 30, 2024
Average assets	$7,347,403	$7,378,479
Add: Expenses related to a strategic opportunity, net of tax	2,362	787
Adjusted average assets (non-GAAP)	$7,349,765	$7,379,266

ROA (GAAP net income divided by average assets)	0.72%	0.76%
Add: Expenses related to a strategic opportunity, net of tax	0.13	0.04
Adjusted ROA (non-GAAP)	0.85%	0.80%

Average shareholders' equity	$530,928	$513,914
Add: Expenses related to a strategic opportunity, net of tax	2,362	787
Adjusted average shareholders' equity (non-GAAP)	$533,290	$514,701

ROE (GAAP net income divided by average shareholders' equity)	10.02%	10.91%
Add: Expenses related to a strategic opportunity, net of tax	1.73	0.60
Adjusted ROE (non-GAAP)	11.75%	11.51%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

(dollars in thousands)	September 30, 2024
Total shareholders' equity	$543,725
Less: Intangible assets	(1,390)
Tangible common equity ("TCE")	542,335
Add: Expenses related to a strategic opportunity, net of tax	2,362
Adjusted TCE (non-GAAP)	$544,697

Total assets	$7,415,430
Less: Intangible assets	(1,390)
Tangible assets	7,414,040
Add: Expenses related to a strategic opportunity, net of tax	2,362
Adjusted tangible assets (non-GAAP)	$7,416,402

TCE ratio (non-GAAP) (TCE divided by tangible assets)	7.31%
Add: Expenses related to a strategic opportunity, net of tax	0.03
Adjusted TCE ratio (non-GAAP)	7.34%